AMENDMENT NO. ONE
TO THE
MOLINA HEALTHCARE, INC.
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN (2022)
Section 7 of the Molina Healthcare, Inc. Amended and Restated Deferred Compensation Plan (2022) effective for amounts earned and deferred on or after January 1, 2022 (the “Plan”) allows Molina Healthcare, Inc. (the “Company”) to amend the terms of the Plan, at any time by resolution of the Plan Committee. Accordingly, the Plan Committee amends the Plan as follows, effective, unless otherwise specified herein, for Written Elections for amounts earned and deferred on or after January 1, 2024.
1.Sections 1.9 through 1.19 are hereby renumbered 1.11 through 1.21 and new Sections 1.9 and 1.10 are added to read as follows:
“1.9    Performance-Based Compensation means compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a Performance Period, as hereafter defined. Such performance criteria must be (a) established in writing no later than 90 days after the beginning of the Performance Period and (b) objective and substantially uncertain to be met at the time the performance criteria are established.
“1.10    Performance Period means an established period of not less than 12 months for determining entitlement to Performance-Based Compensation under the applicable incentive plan or annual bonus program.
2.Section 2.3 deleted in its entirety and replaced with the following new Section 2.3:

2.3    Written Election by Participant.
    A newly Eligible Employee may defer Plan Year Compensation to be earned in the same Plan Year of his or her initial eligibility by submitting a Written Election in accordance with the procedures approved by the Plan Committee not later than 30 days after he or she first receives enrollment materials under Section 2.1. Such Written Election shall be irrevocable on the 30th day after the newly Eligible Employee first receives enrollment materials and is effective for the first payroll period beginning in the next calendar quarter, except for a Written Election with respect to Performance-Based Compensation, which shall be irrevocable after the date that is six (6) months prior to the end of the applicable Performance Period. To the extent the election applies to an item of Plan Year Compensation earned over more than one payroll period that commenced prior to the beginning of such calendar quarter, the maximum deferrable amount of such Plan Year Compensation is a fraction of such compensation with the numerator equal to the number of days from the beginning of the calendar quarter in which the Written Election is effective and the denominator is the total number of days in the service period. In no event will the amount of an item of deferrable Plan Year Compensation exceed the limits set forth in Section 3.1. All Eligible Employees may submit Written Elections applicable to Plan Year Compensation earned in the next following Plan Year by submitting Written Elections no later than the last day of the current Plan Year, or such earlier date as may be specified by the Plan Committee or its delegate.

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A Written Election applicable to Plan Year Compensation earned over more than one Plan Year shall be made before the Plan Year in which the service period applicable to such Plan Year Compensation begins and shall remain in effect for all Plan Years in which the related services are performed, except as otherwise provided herein. Elections for the next Plan Year become irrevocable on the last day of the current Plan Year, except for modifications permitted under Section 2.3(f) below with respect to Performance-Based Compensation, or as otherwise provided herein. In order to be valid for purposes of Code Section 409A, all Written Elections must contain the items set forth in Section 2.3(a), except subparagraph (iii); provided, however, a Participant’s initial election in Section 2.3(a) subparagraphs (iv) and (v) shall remain in effect for all subsequent Plan Years unless modified as permitted under Section 2.3(e) below or modified as permitted under Section 2.3(f) below with respect to Performance-Based Compensation, or as otherwise permitted herein. Valid elections (those meeting the requirements of this Section 2.3) are referred to herein as “Written Elections”.
(a)Such Written Election shall be made on the form presented to the Participant by the Plan Committee or its designee and shall set forth:
(i)such election to participate in this Plan under the terms hereof;
(ii)the percentage of Plan Year Compensation the Participant has determined to defer under the Plan for the Plan Year, pursuant to Section 3.1 below;
(iii)the investment vehicles into which the Participant desires to have his Account attributable to deferral of Plan Year Compensation invested, as provided in Section 3.5 below, and the percentage of such Account allocated to each elected investment vehicle;
(iv)the date on which distribution of his benefit is to be made or commence, which is the earlier of: (a) the year specified for an In-Service Withdrawal; or (b) the date he separates from service with the Company or a Subsidiary for any reason; and
(v)the form in which his benefit is to be distributed upon an In-Service Withdrawal, Separation from Service, or death.
(b)Written Elections will continue in effect for subsequent Plan Years, unless revoked or modified in writing by the Eligible Employee or the Plan Committee prior to the last day of the current Plan Year, except as otherwise permitted herein.
A Written Election is deemed to be revoked for a subsequent Plan Year if the Participant is no longer an Eligible Employee. Unless otherwise provided herein, Written Elections shall be irrevocable on and after the first day of the Plan Year for which the election was made, unless cancelled during the current Plan Year due to an Unforeseeable Financial Emergency in accordance with Section 5.5.
(c)A Participant may change the investment vehicle(s) in which the Participant desires to have that portion of the Participant’s Account attributable to Plan Year Compensation and investment income invested and the percentage of the Participant’s Account allocated to each investment vehicle by completing and submitting any form or forms required by the Company. Changes in investment vehicle(s) will be made as of the applicable business day (or as soon as practicable thereafter) following the date that the change is requested.

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(d)Notwithstanding the foregoing, the Trustee shall, at the direction of the Plan Committee, have the duty and authority to invest the trust assets and funds in accordance with the terms of the Trust Agreement, and all rights associated with the trust assets shall be exercised by the Trustee as designated by the Plan Committee and shall in no event be exercisable by or be settled upon Participants or their Beneficiaries.
(e)A Participant may change the date or form of distribution by submitting the appropriate form(s) to the Company, provided that the following conditions are met:
(i)That such election may not take effect until at least twelve (12) months after the date on which the election is made;
(ii)In the case of an election related to a payment other than a payment on account of death, Disability or the occurrence of an Unforeseeable Financial Emergency, such payment must be deferred for a period of not less than five (5) years from the date such payment would have otherwise been made, and
(iii)Any election related to a payment at a specified time or pursuant to a fixed schedule may not be made less than twelve (12) months prior to the date of the first scheduled payment.
(iv)Such election may be made among the payment options set forth in Section 6.1.
(f)A Participant may modify a Written Election with respect to Performance-Based Compensation earned during a Plan Year provided that the amount of Performance-Based Compensation is not readily ascertainable at the time of such modification and such modification is made not later than six (6) months prior to the end of the Performance Period; provided that the Participant is employed continuously from the later of the beginning of the Performance Period or the date the performance criteria are established through the date an modification. For purposes of this Plan, Performance-Based Compensation is readily ascertainable if and when the amount is first substantially certain to be paid.

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Except as amended hereby, the terms of the Plan shall remain in full force and effect.
Executed on October 10, 2023.
MOLINA HEALTHCARE, INC.
By: /s/ Joseph M. Zubretsky
Name: Joseph M. Zubretsky
Title: Chief Executive Officer

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